SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2008

Whole Foods Market, Inc.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

 (Address of principal executive offices)

Registrant’s telephone number, including area code:    (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01.              Other Events.

The staff of the Securities and Exchange Commission (“SEC”) has advised the Company that it has concluded its inquiry in relation to online financial message board postings regarding Whole Foods Market and the former Wild Oats Markets and that no enforcement action has been recommended against the Company or any individual.

In July 2007, the Company disclosed that its Board of Directors had formed a Special Committee to conduct an independent internal investigation in relation to online financial message board postings regarding Whole Foods Market and Wild Oats Markets and that the Company had received an inquiry from the SEC in relation to the same. In October 2007, the Company announced the Special Committee had completed its investigation, that the Board had reaffirmed its support of the Whole Foods Market leadership team, and that the findings of the investigation had been turned over to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: April 25, 2008	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer